Exhibit 3.1

SECOND AMENDED AND RESTATED BY-LAWS

OF

CLARCOR INC.

ARTICLE I.

OFFICES

SECTION 1.1 REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof is The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by the corporation.

SECTION 1.2 OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the corporation (the “Board of Directors”) may from time to time determine or the business of the corporation may require.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

SECTION 2.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held at such date, time and place as shall be determined by the Board of Directors and stated in the notice of meeting, as required by Section 2.4 of these By-Laws, or in a duly executed waiver thereof. Subject to Sections 2.11 and 2.12 of these By-Laws, the purpose of the annual meeting shall be to elect directors and to transact such other business as may properly come before the meeting. If the election of directors shall not be held on the day designated for the annual meeting, or at any adjournment or postponement thereof, the Board of Directors shall cause such election to be held at an annual meeting of the shareholders as soon thereafter as convenient.

SECTION 2.2 SPECIAL MEETINGS. Any action required or permitted to be taken by the shareholders of the corporation must be effected at a duly called annual or special meeting of shareholders of the corporation and may not be effected by any consent in writing by such shareholders. Special meetings of shareholders of the corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the then-serving members of the Board of Directors, upon not less than 10 nor more than 50 days’ notice. Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of at least 75% of the shares of the corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 2.2.

SECTION 2.3 PLACE OF MEETINGS. The Board of Directors may designate any place, either within or without the State of Delaware, as a place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal executive office of the corporation.

SECTION 2.4 NOTICE OF MEETINGS. Except as otherwise required by law, notice stating the place, date and hour of each annual or special meeting of the shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, in the case of an annual meeting, not less than 10 or more than 60 days before the date of the meeting and, in the case of a special meeting, not less than 10 or more than 50 days before the date of the meeting. (See also Article IV).

SECTION 2.5 FIXING DATE OF DETERMINATION OF SHAREHOLDERS OF RECORD.

(a) In order that the corporation may determine the shareholders entitled (i) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock or (iv) to take, receive or participate in any other action, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which (1) in the case of a determination of shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall be not more than 60 days before such action.

(b) If no record date is fixed, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 2.6 SHAREHOLDER LIST. The officer or agent of the corporation having charge of the transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and number of shares registered in the name of each shareholder. Such list shall be open to examination by any shareholder of the corporation during ordinary business hours, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, at the principal place of business of the corporation. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and subject to the inspection of any such shareholder who may be present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list of shareholders or the books of the corporation, or to vote in person or by proxy at any meeting of shareholders.

SECTION 2.7 QUORUM. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the shareholders of the corporation for the transaction of business, except as otherwise required by applicable law or these By-Laws. If a quorum shall not be present or represented at any meeting of the shareholders, either the Chairman of the meeting or the shareholders entitled to vote thereat present in person or represented by proxy may, in the case of shareholders, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, adjourn the meeting from time to time, without notice other than announcement at the meeting if the adjournment is for thirty days or less or unless after the adjournment a new record date is fixed, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a meeting is convened, the subsequent withdrawal of shareholders, even though less than a quorum remains, shall not affect the ability of the remaining shareholders lawfully to transact business.

SECTION 2.8 PROXIES. Subject to the terms of any proxy statement of the corporation with respect thereto, each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by a proxy which is in writing or transmitted as permitted by applicable law, and delivered to the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

SECTION 2.9 VOTING. Except as otherwise provided by the corporation’s Second Restated Certificate of Incorporation, as it may be amended from time to time (the “Certificate of Incorporation”), the Delaware General Corporation Law (the “DGCL”), or the certificate of designation relating to any outstanding class or series of preferred stock, at every meeting of the shareholders, each shareholder shall be entitled to one vote for each share of stock entitled to vote thereat which is registered in the name of such shareholder on the books of the corporation. When a quorum is present at any meeting of the shareholders, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be sufficient for the transaction of any business, unless otherwise required by applicable law, the Certificate of Incorporation or these By-Laws. Directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

SECTION 2.10 TREASURY STOCK. Shares of its own stock belonging to this corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such corporation is held by this corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares. Nothing in this section shall be construed as limiting the right of this corporation to vote shares of its own stock held by it in a fiduciary capacity.

SECTION 2.11 NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders (a) as specified in the corporation’s notice of such meeting (or any supplement thereto), (b) as otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) with respect to any annual meeting of shareholders, as otherwise properly brought before the meeting by any shareholder (x) who is a shareholder of record of the corporation both at the time the notice is provided and at the record date (an “Eligible Shareholder”), and (y) who complies with the provisions set forth in this Section 2.11 and Section 2.13. The foregoing clause (c) shall be the exclusive means for a shareholder to submit any director nomination. All nominations made by any Eligible Shareholder must be made pursuant to timely notice in proper written form to the Secretary of the corporation. To be timely, an Eligible Shareholder’s notice shall be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not later than the 120th day, nor earlier than the 150th day, prior to the anniversary date of the immediately preceding annual meeting; PROVIDED, HOWEVER, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the Eligible Shareholder to be timely must be so received not later than the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure (as defined below) of the date of the meeting was made, whichever occurs first. To be in proper written form, an Eligible Shareholder’s notice shall set forth in writing (a) as to each person whom the Eligible Shareholder proposes to nominate for election or re-election as a director (the “Nominee”), (i) the name, age, business address and residence address of such Nominee, (ii) the principal occupation or employment of such Nominee, (iii) a description of all direct and indirect compensation and other material agreements, arrangements and understandings, and any other material relationships, in any such case during the past three years, between or among the Eligible Shareholder, any Proposing Shareholder (as defined below) and/or any Shareholder Associated Person (as defined below) thereof with respect to such nomination, on the one hand, and each Nominee and his or her respective Affiliates and Associates (as such terms are defined below), or others acting in concert therewith, on the other hand, (iv) all information with respect to the Nominee that would be required to be provided to the corporation pursuant to clause (b) of this paragraph below if the Nominee were a Proposing Shareholder with respect to the nomination of any person for election as a director of the corporation, (v) any other information relating to the Nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitations of proxies in a contested election of directors, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including, without limitation, the Nominee’s written consent to being nominated as a director and to serving as a director if elected), and (vi) a fully completed and signed questionnaire regarding the background and qualifications of the Nominee to serve as a director, a copy of which may be obtained upon request to the Secretary of the corporation, and (b) as to the Eligible Shareholder and any Proposing Shareholder with respect to the Nominee, (i) the name and address, as they appear on the corporation’s books and otherwise, of the Eligible Shareholder, any Proposing Shareholder and any Shareholder Associated Person thereof covered by clauses (ii)-(iv) below, (ii) the class and number of shares of stock of the corporation which are directly or indirectly beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) (provided that a person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of stock of the corporation as to which such person has a right to acquire beneficial ownership at any time in the future) and/or owned of record by such Eligible Shareholder, such Proposing Shareholder and any Shareholder Associated Person thereof, including, if such Proposing Shareholder is a beneficial owner holding shares in “street name” through a broker, bank or other nominee, a written statement from such broker, bank or nominee verifying such ownership, (iii) a description of any economic interest in or in respect of or any other right with respect to (including from a third party), any equity, debt of other securities of the corporation (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities or any obligations measured by the price or value of any securities of the corporation, including, without limitation, any swaps or other derivative arrangements), including any short interest or other borrowing arrangement in respect of any securities of the corporation (collectively, the “Derivative Securities”), held by the such Eligible Shareholder, such Proposing Shareholder and any Shareholder Associated Person thereof, (iv) a description of all agreements, arrangements, proxies and understandings between such Eligible Shareholder, such Proposing Shareholder or any Shareholder Associated Person thereof, on the one hand, and any other person(s) (including any Shareholder Associated Person, or the Nominee), on the other hand, in connection with or related to the ownership or voting of capital stock of the corporation or the Derivative Securities (including, without limitation, pursuant to which such Eligible Shareholder, such Proposing Shareholder or any Shareholder Associated Person thereof has a right to vote any shares or other securities of the corporation), or the proposed director nomination or potential service of the Nominee on the Board of Directors, (v) any information relating to such Eligible Shareholder, such Proposing Shareholder or any Shareholder Associated Person thereof that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in a contested election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (vi) a representation as to whether such Eligible Shareholder, such Proposing Shareholder or any Shareholder Associated Person thereof intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares reasonably believed by the Proposing Shareholder to be sufficient to elect the Nominee and/or otherwise to solicit proxies from the shareholders of the corporation in support of such nomination, and (vii) a representation as to whether the Eligible Shareholder or a Qualified Representative (as defined below) thereof intends to appear in person at the meeting to propose such nomination. In addition, any such Eligible Shareholder shall provide to the corporation such additional information that the corporation may reasonably request from time to time regarding the Eligible Shareholder, any Proposing Shareholder or any Shareholder Associated Person thereof, if any, and/or to determine the eligibility or qualifications of the Nominee to serve as a director or an independent director, or that could be material to a reasonable shareholder’s understanding of the qualifications and/or independence, or lack thereof, of the Nominee as a director. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with this Section 2.11 and Section 2.13. Nothing in this Section 2.11 shall be deemed to affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation of the corporation.

SECTION 2.12 NOTICE OF SHAREHOLDER PROPOSALS. At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, any such business must be a proper matter for shareholder action, and must be (a) specified in the corporation’s notice of the meeting (or any supplement thereto), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) with respect to any annual meeting of shareholders, otherwise properly brought before the meeting by a shareholder (x) who is an Eligible Shareholder, and (y) who complies with the provisions set forth in this Section 2.12 and Section 2.13. The foregoing clause (c) shall be the exclusive means for a shareholder to propose any business at any shareholders’ meeting; provided, however, that nothing set forth in this Section 2.12 or Section 2.13 shall be deemed to affect any right of shareholders to request the inclusion of any shareholder proposal in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. For business to be properly brought before a meeting by a shareholder, the Eligible Shareholder must have given timely notice in proper written form to the Secretary of the corporation. To be timely, an Eligible Shareholder’s notice must be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not later than the 120th day, nor earlier than the 150th day, prior to the anniversary date of the immediately preceding annual meeting; PROVIDED, HOWEVER, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the Eligible Shareholder to be timely must be so received not later than the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. An Eligible Shareholder’s notice to the Secretary shall set forth (a) as to the Eligible Shareholder, any Proposing Shareholder and any Shareholder Associated Person thereof, all information and representations described in clauses (b)(i)-(vii) of Section 2.11 above (substituting references to the proposed nomination with the proposed business, where applicable), (b) as to each matter the Eligible Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions intended to be presented at the meeting and in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment, and the reasons for conducting such business at the meeting, and (c) any material interest of the Eligible Shareholder, any Proposing Shareholder or any Shareholder Associated Person thereof in such business, including a description of all agreements, arrangements and understandings between such Eligible Shareholder, such Proposing Shareholder or any Shareholder Associated Person thereof, on the one hand, and any other person(s) (including any Shareholder Associated Person), on the other hand (including the name(s) of such other person(s)) in connection with or related to the proposal of such business. In addition, any such Eligible Shareholder shall provide to the corporation such additional information that the corporation may reasonably request from time to time regarding such Eligible Shareholder, any Proposing Shareholder or any Shareholder Associated Person thereof, if any, and/or the business that such Eligible Shareholder proposes to bring before the meeting. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any meeting of shareholders except in accordance with the provisions set forth in this Section 2.12 and Section 2.13.

SECTION 2.13 GENERAL PROVISIONS REGARDING NOMINATIONS AND PROPOSALS.

(a) An Eligible Shareholder providing notice of a nomination or business proposed to be brought before a meeting in accordance with Section 2.11 or Section 2.12, as applicable, shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 2.11 or Section 2.12, as applicable, shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five business days prior to the date for the meeting, or if practicable (or, if not practicable, on the first practicable date prior to), any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

(b) If (i) any information required to be provided pursuant to Section 2.11 or Section 2.12, as applicable, or Section 2.13(a), in connection with any proposed director nomination or business (the “Required Information”), is not provided, (ii) any Required Information is inaccurate in any material respect, or (iii) the Eligible Shareholder, any Proposing Shareholder and/or any Shareholder Associated Person thereof have not acted in accordance with the representations made in the Required Information, then, as applicable, the nomination proposed by any such Eligible Shareholder shall be deemed not to have been provided in accordance with these By-Laws, and the business proposed by any such Eligible Shareholder shall be deemed not to properly before the meeting in accordance with these By-Laws.

(c) The Chairman of the meeting shall, if the facts warrant, determine that a nomination was not provided in accordance with these By-Laws or that business was not properly brought before the meeting in accordance with these By-Laws, as applicable, and if the Chairman should so determine, he shall so declare to the meeting and any such nomination shall be disregarded and any such business not properly brought before the meeting shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(d) In no event shall the adjournment of a meeting of shareholders or (to the extent permitted by applicable law) postponement of a meeting of shareholders for which notice has already been given, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in Section 2.11 or Section 2.12.

(e) In addition to complying with the terms of these By-Laws, an Eligible Shareholder, any Proposing Shareholder and any Shareholder Associated Person thereof shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Sections 2.11 and 2.12.

(f) For purposes of these By-Laws, (w) “Affiliates” and “Associates” shall have the meanings given such terms in Rule 12b-2 under the Exchange Act, (x) “Proposing Shareholder” means the shareholder of record of the corporation making any director nomination or proposing any business pursuant to Section 2.11 or Section 2.12, as applicable, or, if different, the beneficial owner of shares of capital stock of the corporation on whose behalf any director nomination or business is proposed pursuant to Section 2.11 or 2.12, as applicable, (y) “Shareholder Associated Person” of any Proposing Shareholder means (i) any Affiliate or Associate of such Proposing Shareholder, (ii) any person directly or indirectly controlling, controlled by or under common control with any such Shareholder Associated Person referred to in clause (i) above, or (iii) any person acting in concert, in respect of any matter involving the corporation or its securities, with such Proposing Shareholder or any Shareholder Associated Person referenced in clauses (i) or (ii) above, and (z) “public disclosure” includes disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

SECTION 2.14 ADMINISTRATION OF THE MEETING.

(a) Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or if there is none or in his or her absence, by the President, or in his or her absence, any officer of the corporation determined by the Board of Directors. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) The Board of Directors shall, in advance of any meeting of shareholders, appoint one or more inspector(s), who may include individual(s) who serve the corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of shareholders and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspector(s) to replace any inspector, who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the DGCL or other applicable law.

(c) Subject to the DGCL or other applicable law, the Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to the DGCL or other applicable law and such rules and regulations, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at a meeting (and shall announce such at the meeting). In addition, the Chairman of the meeting shall have the power to adjourn any meeting of shareholders, including, without limitation, in the circumstances described in Section 2.7, in accordance with applicable legal requirements.

(d) Notwithstanding anything contained herein to the contrary, if an Eligible Shareholder (or a Qualified Representative thereof) does not appear at a meeting of shareholders of the corporation to present a nomination or business proposed pursuant to Section 2.11 or Section 2.12 hereof, respectively, or any Rule 14a-8 shareholder proposal, as applicable, unless otherwise determined by the corporation in advance of such meeting, the Chairman of the meeting may determine and declare that such nomination shall be disregarded and such proposed business or Rule 14a-8 proposal shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.14(d), to be considered a “Qualified Representative” of the Eligible Shareholder, a person must be a duly authorized officer or other agent of such Eligible Shareholder, or must be authorized by a writing executed by such Eligible Shareholder or an electronic transmission delivered by such Eligible Shareholder to act for such Eligible Shareholder as proxy at the meeting of shareholders in accordance with applicable law, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

ARTICLE III.

DIRECTORS

SECTION 3.1 NUMBER AND ELECTION. The number of directors which shall constitute the whole Board of Directors shall be not less than nine. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the then-serving members of the Board of Directors. The directors shall be divided into three classes, as nearly equal in number as possible, with respect to the time for which they shall severally hold office. Directors of the First Class first chosen shall hold office for one year or until the first annual election; directors of the Second Class first chosen shall hold office until the second annual election; and directors of the Third Class shall hold office until the third annual election. In each annual election or adjournment thereof, the successors to the Class of Directors whose terms shall expire at that time shall be elected to hold office for terms of three years so that the term of office of one class of directors shall expire in each year. Each director elected shall hold office until his successor shall be elected and shall qualify. Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of at least 75% of the shares of this corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 3.1.

SECTION 3.2 RESIGNATIONS AND VACANCIES.

(a) RESIGNATIONS. Any director may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires.

(c) REMOVAL. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75% of the shares of this corporation entitled to vote for the election of directors.

(d) AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of at least 75% of all of the shares of this corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 3.2.

SECTION 3.3 MANAGEMENT OF AFFAIRS OF CORPORATION. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by applicable law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

SECTION 3.4 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at least annually for the purpose of organizing the Board of Directors, electing officers of the corporation and transacting any other business that may properly come before such meeting. Additional regular meetings of the Board of Directors may be held without further call or notice at such times as shall have previously been determined by the Board of Directors.

SECTION 3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or by a majority of the then-serving members of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 3.6 NOTICE OF SPECIAL MEETINGS. Except as otherwise prescribed by applicable law, notice of the time and place of each special meeting of the Board of Directors shall be given at least 24 hours prior to the time of holding the meetings. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise required by applicable law, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice, or waiver of notice of such meeting. (See also Articles IV and X.)

SECTION 3.7 QUORUM. At each meeting of the Board of Directors, the presence of not less than a majority of the directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise be required by applicable law. In determining the presence of a quorum at a meeting of the directors or a committee thereof for the purpose of authorizing a contract or transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors are directors or officers, or have a financial interest, such interested directors may be counted in determining a quorum.

SECTION 3.8 PRESUMPTION OF ASSENT. Unless otherwise provided by applicable law, a director of the corporation who is present at a meeting of the Board of Directors at which action is taken on any matter shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 3.9 ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or if there is none or in his or her absence, by the corporation’s Lead Director, or if there is none or in his or her absence, the chairman of one of the corporation’s standing committees on a rotating basis, or in his or her absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. A majority of the directors present at a meeting, whether or not they constitute a quorum, may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.

SECTION 3.10 ACTION WITHOUT MEETING; REMOTE PARTICIPATION. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission or transmissions, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Directors, or any committee of directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.

SECTION 3.11 COMMITTEES.

(a) The Board of Directors (i) may, by resolution passed by a majority of the then-serving members of the Board of Directors, designate one or more committees, including an executive committee, consisting of one or more of the directors of the corporation, and (ii) shall during such period of time as any securities of the corporation are listed on the New York Stock Exchange (the “NYSE”), by resolution passed by a majority of the then-serving members of the Board of Directors, designate all committees required by the rules and regulations of the NYSE. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Board of Directors shall have the power at any time to fill vacancies in or to change the membership of, any committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors as may be determined from time to time by resolution adopted by the Board of Directors or as required by the rules and regulations of the NYSE, if applicable. Notice of meetings of committees of the Board of Directors shall be provided in accordance with Section 3.6. Each committee shall keep minutes of its meetings and report the same to the Board of Directors upon request.

(b) Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, at least one-third of the members of a committee, but not less than two members, shall constitute a quorum. Each committee shall be authorized to take any permitted action only by the affirmative vote of a majority of the committee members present at any meeting at which a quorum is present, or by the unanimous written consent of all committee members.

SECTION 3.12 FEES AND COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary and/or such other consideration for services as a director or committee member as determined by the Board of Directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 3.13 RELIANCE UPON RECORDS. Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person (including, without limitation, outside counsel, auditors, investment bankers and other outside advisors) as to matters the director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the corporation’s capital stock might properly be purchased or redeemed.

ARTICLE IV.

NOTICES

SECTION 4.1 MANNER OF NOTICE. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, whenever notice is required to be given to any shareholder, director or member of any committee of the Board of Directors, such notice may be given by personal delivery or by depositing it, in a sealed envelope, in the United States mails, postage prepaid, addressed, (or, except in the case of notice to shareholders, by transmitting it via telecopier), to such shareholder, director or member, either at the address of such shareholder, director or member as it appears on the records of the corporation or, in the case of such a director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited, delivered or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, in the case of shareholder meetings, if notice is provided by the corporation to shareholders via electronic transmission in the manner, and with the consents, provided in Section 232 of the DGCL, and, except in the case of shareholder meetings, if actual notice is received orally, by electronic mail or by other writing or electronic transmission by the person entitled thereto, in any such case as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these By-Laws.

SECTION 4.2 DISPENSATION WITH NOTICE.

(a) Whenever notice is required to be given by law, the Certificate of Incorporation or these By-Laws to any shareholder to whom (i) notice of two consecutive annual meetings of shareholders, and all notices of meetings of shareholders during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the corporation during a 12-month period, have been mailed addressed to such shareholder at the address of such shareholder as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such shareholder shall not be required. Any action or meeting which shall be taken or held without notice to such shareholder shall have the same force and effect as if such notice had been duly given. If any such shareholder shall deliver to the corporation a written notice setting forth the then current address of such shareholder, the requirement that notice be given to such shareholder shall be reinstated.

(b) Whenever notice is required to be given by law, the Certificate of Incorporation or these By-Laws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

SECTION 4.3 WAIVER OF NOTICE. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, directors, or members of a committee of directors need to be specified in any written waiver of notice.

ARTICLE V.

OFFICERS

SECTION 5.1 OFFICES AND OFFICIAL POSITIONS. The officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, Vice President-Finance, one or more additional Vice Presidents, the number thereof to be determined by the Board of Directors, a Secretary, and such Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may determine. None of the officers need be a director, a shareholder of the corporation or a resident of the State of Delaware. The Board of Directors may from time to time establish, and abolish official positions within such divisions into which the business and operations of the corporation may be divided pursuant to Section 6.1 of these By-Laws, and assign titles and duties to such positions, which officers shall be subject to the oversight of the Board of Directors. Those appointed to official positions within divisions may, but need not, be officers of the corporation. The Board of Directors shall appoint officers to official positions within a division and may with or without cause remove from such a position any person appointed to it. In any event, the authority incident to an official position within a division shall be limited to acts and transactions within the scope of the business and operations of such division.

SECTION 5.2 ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at their first meeting held after each regular annual meeting of the shareholders. If the election of officers shall not be held at such meeting of the Board of Directors, such election shall be held at a regular or special meeting of the Board of Directors as soon thereafter as may be convenient. Each officer of the corporation shall hold office for such term as the Board of Directors shall specify, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent of the corporation shall not in itself create contract rights.

SECTION 5.3 REMOVAL AND RESIGNATION. Any officer of the corporation may be removed, either with or without cause, by a majority of the directors at the time in office at any regular or special meeting of the Board of Directors; but such removal shall be without prejudice to the contract rights, if any, of such person so removed. Any officer of the corporation may resign at any time by giving written notice to the Board of Directors, to the Chief Executive Officer, or to the Secretary of the corporation, subject to any applicable contract rights. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.4 VACANCIES. A vacancy in any office because of death, resignation, removal, or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

SECTION 5.5 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors and shall consult and advise with the other officers of the corporation in connection with its operation, and shall have such other duties as from time to time may be assigned to him or her by the Board of Directors or these By-Laws.

SECTION 5.6 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the corporation shall, subject to the authority of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall have authority to designate the duties and powers of officers of the corporation and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with applicable law, these By-Laws, or action of the Board of Directors. He shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors or these By-Laws.

SECTION 5.7 PRESIDENT. The President shall direct the activities of the corporation in accordance with policies and objectives established by the Board of Directors. Subject to the authority of the Board of Directors, he shall have the power to execute any deeds, mortgages, bonds, contracts or other instruments of the corporation, except where the signing and execution thereof shall be expressly delegated by the Board of Directors, the Chief Executive Officer, or the President to some other officer or agent of the corporation. He shall have the general powers and duties of management usually vested in the office of a President of a corporation and shall have such duties as from time to time may be assigned by the Board of Directors or these By-Laws.

SECTION 5.8 VICE PRESIDENT-FINANCE. The Vice President-Finance, as the chief financial officer of the corporation, shall: (a) be responsible to the Chief Executive Officer, President, and the Board of Directors for all the property of the corporation, tangible and intangible, and for the receipt, custody and disbursement of all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as may be determined by the corporation; (c) disburse the funds of the corporation as ordered by the Chief Executive Officer, President or as required in the ordinary conduct of the business of the corporation; (d) render to the Chief Executive Officer, President or Board of Directors, upon request, an account of all his transactions as Vice President-Finance and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President, by the Board of Directors or these By-Laws. He may delegate such details of the performance of duties of his office as may be appropriate in the exercise of reasonable care to one or more persons in his stead.

SECTION 5.9 VICE PRESIDENTS. In the absence or inability to act of the President, the Vice Presidents, as may be determined by the Board of Directors, shall perform all duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties, not inconsistent with applicable law, these By-Laws, or action of the Board of Directors, as from time to time may be assigned to them, respectively, by the Chief Executive Officer, the President or the Board of Directors.

SECTION 5.10 SECRETARY. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and the Board of Directors and its committees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) have charge of the corporate records and of the seal of the corporation, if any; (d) affix the seal of the corporation, if any, or cause it to be affixed, to all certificates for shares prior to the issue thereof and to all documents the execution of which on behalf of the corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of the By-Laws; (e) keep a register of the post office address of each shareholder, director and committee member, which shall from time to time be furnished to the Secretary by such shareholder, director or member; (f) sign with the Chairman of the Board, President, or a Vice President, certificates for shares of stock of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, President, or by the Board of Directors. He or she may delegate such details of the performance of duties of his or her office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead.

SECTION 5.11 TREASURER. In the absence or inability to act of the Vice President-Finance, the Treasurer, if such an officer has been appointed, shall perform all duties of the Vice President-Finance and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Vice President-Finance. The Treasurer shall have such other powers and perform such other duties, not inconsistent with applicable law, these By-Laws, or action of the Board of Directors, as from time to time may be assigned to him by the Vice President-Finance or the Board of Directors. The Treasurer may delegate such details of the performance of his office as may be appropriate in the exercise of reasonable care to one or more persons in his stead.

SECTION 5.12 CONTROLLER. The Controller, if such an officer has been appointed, shall have the responsibility for the accounts and accounting practices of the corporation; maintain records of assets, liabilities, and transactions thereof, and provide for regular audits; initiate and execute measures calculated to provide the maximum safety, clarity and efficiency in the recording and reporting of transactions; prepare and direct all budgets; and verify all authorizations. He shall do and perform such duties as from time to time may be assigned to him by the Vice President-Finance or the Board of Directors.

SECTION 5.13 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers and Assistant Secretaries shall, in the absence of the Treasurer or Secretary, respectively, perform all functions and duties which such absent officer may delegate; but such delegation shall in nowise relieve the absent officer from the responsibilities and liabilities of his office. In addition, the Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as may be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the President or Board of Directors.

SECTION 5.14 DELEGATION OF DUTIES. In case of the absence of an officer of the corporation or for any other reason that may seem sufficient to the Board of Directors, the Board of Directors may delegate for the time being the powers and duties of such officer to any other officer of the corporation or to any director except where otherwise provided by law.

SECTION 5.15 COMPENSATION. The salaries of the officers of the corporation shall be fixed from time to time by a Committee of the Board of Directors designated by the Board of Directors, and no officer of the corporation shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

SECTION 5.16 PERFORMANCE BOND. The Board of Directors may request any officer, agent or employee of the corporation to furnish a bond of such sum and with such sureties as it may deem advisable for the faithful performance of the duties of such officer, agent or employee.

ARTICLE VI.

DIVISIONS

SECTION 6.1 DIVISIONS OF THE CORPORATION. The Board of Directors shall have the power to create and establish such operating divisions of the corporation as they may from time to time deem advisable.

SECTION 6.2 OFFICIAL POSITIONS WITHIN A DIVISION. The President may appoint individuals who are not officers of the corporation to, and may, with or without cause, remove them from, official positions established with a division, but not filled by the Board of Directors. (See also Section 5.1 of these By-Laws.)

ARTICLE VII.

CONTRACTS AND CHECKS

SECTION 7.1 CONTRACTS AND OTHER INSTRUMENTS. The Board of Directors may authorize any officer or officers, agent or agents, of the corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, or of any division thereof, and such authority may be general or confined to specific instances.

SECTION 7.2 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, or any division thereof, shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

ARTICLE VIII.

CERTIFICATES OF STOCK AND THEIR TRANSFER

SECTION 8.1 CERTIFICATES OF STOCK. The shares of stock of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the corporation shall be uncertificated shares of stock. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by a certificate and, upon request, every holder of uncertificated shares shall be entitled to have a certificate, signed by, or in the name of the corporation by the Chairman of the Board, President, or a Vice President and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If such a certificate is countersigned (i) by a transfer agent or an assistant transfer agent other than the corporation or one of its employees or (ii) by a registrar, other than the corporation or one of its employees, the signature of any such Chairman of the Board, President, Vice President, Secretary or Assistant Secretary may be facsimiles. In case any officer or officers of the corporation who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of the corporation’s stock may also be evidenced by registration in the holder’s name in uncertificated book-entry form on the books of the corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by the NYSE or any securities exchange on which the stock of the corporation may from time to time be traded. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps (except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms, and with such indemnity (if any) to the corporation, as the Board of Directors may prescribe specifically or in general terms or by delegation to the transfer agent) (See Section 8.2)). In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both, in connection with the transfer of any class or series of securities of the corporation. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the corporation.

SECTION 8.2 LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors in individual cases, or by general resolution or by delegation to the transfer agent, may direct a new certificate or certificates to be issued by the corporation in place of the certificate or certificates alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 8.3 NO FRACTIONAL SHARE CERTIFICATES. Certificates shall not be issued representing fractional shares of stock.

SECTION 8.4 SHAREHOLDERS OF RECORD. The corporation shall be entitled to treat the holder of record of any shares or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE IX.

GENERAL PROVISIONS

SECTION 9.1 FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

SECTION 9.2 SEAL. The corporation shall not be required to have a corporate seal. Any corporate seal shall have inscribed thereon the name of the corporation and the words “CORPORATE SEAL” and “DELAWARE”; and it shall otherwise be in the form approved by the Board of Directors. Any such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced, or otherwise.

SECTION 9.3 FORM OF RECORDS. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 9.4 FORUM FOR ADJUDICATION OF DISPUTES. Unless the corporation consents in writing to the selection of an alternative forum, and to the fullest extent permitted by law, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the corporation to the corporation or the corporation’s current or former shareholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these By-Laws (as either may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). To the fullest extent permitted by law, if any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence, and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

SECTION 9.5 SEVERABILITY. If any provision of these By-Laws is held to be illegal, invalid or unenforceable under any present or future law, such provision shall be fully separable, and these By-Laws shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of these By-Laws shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Notwithstanding the foregoing, if any provision or provisions of these By-Laws shall be held to be invalid, illegal or unenforceable, but only as applied to any person or entity or specific circumstance, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and the application of such provision to other persons or entities shall not in any way be affected or impaired thereby.

ARTICLE X.

AMENDMENTS

SECTION 10.1 AMENDMENTS. Except as provided in Sections 2.2, 3.1, and 3.2 of these By-Laws, any provision of these By-Laws may be altered, amended or repealed from time to time by the affirmative vote of a majority of the directors then qualified and acting at any regular meeting of the Board of Directors at which a quorum is present, or at any special meeting of the Board of Directors at which a quorum is present if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting; provided, however, that no reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term in office.

March 29, 1969

Amended and Restated June 30, 1969

Amended January 3, 1980

Amended January 31, 1981

Amended February 11, 1983

Amended March 26, 1983

Amended June 25, 1985

Amended October 8, 1985

Amended December 1, 1988

Amended January 20, 1992

Amended January 27, 1994

Amended January 24, 1996

Amended and Restated December 17, 2007

Amended and Restated June 23, 2015

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